UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 13, 2017

DTS8 COFFEE COMPANY, LTD.
(Exact name of registrant as specified in its charter)

Nevada	000-54493	80-0385523
(State of Incorporation)	(Commission File No.)	(Tax ID No.)

World Trade Centre, Suite 404,

999 Canada Place,

 Vancouver, British Columbia,

 CANADA V6C

(Address of principal executive offices)

Registrant’s Telephone Number, including area code:  +1 (604) 641-1228

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below).

[ ]  Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c)).

Section 5 – Corporate Governance And Management

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Douglas Thomas resigned as a director of DTS8 Coffee Company, Ltd. (“Company”) effective June 13, 2017.  There has been no disagreement between the Company and Douglas Thomas on any matter relating to Company’s operations, policies or practices.  Douglas Thomas was provided a copy of the disclosures made herein no later than the date of filing on this Form 8-K,  and has been provided with the opportunity to furnish the company with a letter addressed to the Company stating whether he agrees or disagrees with the statements made herein.  The letter from Douglas Thomas is filed as an exhibit to this form 8-K.

Effective June 13, 2017, the Company has appointed Richard Malcolm Smith as a director, President, Chief Executive Officer, Chief Financial Officer and Secretary of the Company. The Company plans to appoint additional independent directors in the future.  Mr. Smith will oversee the day-to-day management of the Company’s business affairs. The Company intends to continue its current business of roasting, marketing and distribution of roasted coffee in China and USA.

Mr. Smith is the founder, director and majority shareholder of Imagine-It Media Consultants, Inc., a media consulting firm based in Vancouver, Canada. He has over twenty years of public company compliance experience as the former Director of Wingrave Capital Corp. of Vancouver, British Columbia. While in this position he was responsible for listing client companies on the OTC-BB, CSE (formerly known as the Canadian National Stock Exchange) and TSX Venture Exchange as well as co-listing client companies on the Berlin, Frankfurt, Stuttgart and Hamburg Stock Exchanges. In addition, his duties included assisting client companies with funding and developing market awareness campaigns. From 2007 to 2009 Mr. Smith was the Manager of Listings – Western Canada for the Canadian National Stock Exchange, the former name of the CSE. During his tenure with the Canadian National Stock Exchange his responsibilities included: reviewing and assisting with exchange policies, reviewing and approving listing applications; governing existing listings and liaising with the investment community. From 2003 – 2007, Mr Smith was President of Drayton Park Capital where he was instrumental in listing client companies on the OTC-BB and PINK SHEETS Stock Exchanges. He also co-listed client companies on the Berlin and Frankfurt stock exchanges and was the first to list a Canadian National Stock Exchange company on the Berlin Stock Exchange. In additional, Mr. Smith assisted client companies with funding, liquidity and market awareness. From 1999 to 2003, Mr. Smith was Manager of Investor Relations for QI Technologies Inc. of Vancouver, British Columbia where he handled shareholder inquires, maintained a database of investors, assisted with writing of press releases, disseminated press releases, prepared and delivered investor presentations on a regular basis and participated in raising over $10 million in equity for the company. Prior to his position with QI Technologies Inc. Mr. Smith held a number of positions with public accounting firms where he gained a diverse knowledge of accounting and auditing practices.

Mr. Smith has not been involved in any legal proceedings during the past ten years that are material to an evaluation of his ability or integrity. There are no family relationships among directors, executive officers and Mr. Smith.

After the changes, effective June 13, 2017, Richard Malcolm Smith, the sole director, serves as the Chairman, Chief Executive Officer, President and Chief Financial Officer of the Company.

Item 9.01      Financial Statements and Exhibits.

Table of Contents

    SIGNATURES

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 13, 2017

DTS8 Coffee Company, Ltd.

(Registrant)

Richard Malcolm Smith

Chief Executive Officer

Douglas Thomas

Delta, B.C.

June 13, 2017

Board of Directors

DTS8 Coffee Company, Ltd

Suite H, 2248 Meridian Boulevard,

Minden, Nevada 894232

Dear Sirs,

RE: FORM 8-K

TO WHOM IT MAY CONCERN

I have received and reviewed a copy of the Current Report on Form 8-K dated June 13, 2017, to be filed with the Securities and Exchange Commission and the disclosures made under Item 5.02 thereof. I have no disagreements with the disclosures made by the Company as they pertain to my decision to resign from the Company’s Board of Directors.

I hereby consent to the inclusion of this letter as an exhibit to the Form 8-K.

Sincerely

“Douglas Thomas”

Douglas Thomas